Exhibit 99.1

Digital Medicine Leader Akili to List on Nasdaq Following Successful Business Combination with Social

Capital Suvretta Holdings Corp. I

Akili, Inc. common stock to begin trading on Nasdaq under the ticker symbol “AKLI” on August 22, 2022

Total gross proceeds of more than $163 million will support launch of first FDA-cleared video game treatment and advancement of late-stage pipeline

BOSTON, Mass. and PALO ALTO, Calif. – August 19, 2022 – Akili, a leading digital medicine company, today completed its previously announced business combination with Social Capital Suvretta Holdings Corp. I (“SCS”) (Nasdaq: DNAA), a publicly traded special purpose acquisition company. The newly formed company, Akili, Inc. (“Akili”), is expected to start trading on The Nasdaq Capital Market (“Nasdaq”) under the new ticker symbol “AKLI” on August 22, 2022.

Akili raised more than $163 million from the transaction, before deducting transaction expenses and advisory fees, which, together with cash on hand, the company expects will be sufficient to fund at least 24 months of business operations, excluding any contributions from EndeavorRx® revenues. Proceeds from the transaction will fund the commercial launch of EndeavorRx, a first-of-its-kind, U.S. Food and Drug Administration (FDA) cleared and Conformité Européenne (CE) Mark certified prescription digital therapeutic for pediatric attention-deficit/hyperactivity disorder (ADHD) (see full indication and safety information below), as well as potential expansion into additional ADHD patient populations. Proceeds will also support the advancement of the company’s late-stage pipeline of product candidates designed to treat neuropsychiatric diseases, including autism spectrum disorder (ASD), multiple sclerosis (MS), and major depressive disorder (MDD). SCS shareholders approved the transaction at a general meeting on August 18, 2022.

Eddie Martucci, CEO of Akili, said: “Today’s milestone reflects the combined efforts of the committed Akili team and SCS who together made this defining moment possible. Millions of people worldwide live with cognitive impairment without effective treatments. I am proud of our talented employees – leaders in neuroscience, entertainment and consumer technology – who are propelling Akili’s innovative software-based therapeutics forward to deliver an engaging, immersive experience. I am extremely excited about what’s ahead as we begin to scale and serve patients in need.”

Chamath Palihapitiya, Chairman and CEO of SCS, commented: “With this milestone completed, Akili has a number of others ahead, including its upcoming commercial launch of EndeavorRx and a strong clinical pipeline of breakthrough digital therapeutic candidates that have the potential to treat a host of cognitive impairments. I look forward to working with Eddie and the Akili team as they enter this new and exciting chapter.”

A commercial-stage company, Akili develops digital therapeutics that combine science and technology to address cognitive impairments in patients, representing a new category of software-based medicine that is designed to directly target brain function and is delivered through engaging consumer entertainment. Cognitive impairments – including inattention, poor concentration, memory loss, difficulties learning new skills, and difficulties with decision making – are in aggregate among the largest unmet medical needs and are increasingly recognized as contributing to or associated with dozens of chronic diseases and acute illnesses.

Scheduled for U.S. launch in the fourth quarter of 2022, EndeavorRx is the first-ever prescription video game and the first-ever FDA-cleared digital therapeutic indicated to improve attention function in children with ADHD (see full indication below). In addition, the company’s patented and clinically validated Selective Stimulus Management Engine (SSMETM) has demonstrated proof-of-concept efficacy in controlled trials targeting attention and cognitive dysfunction in ASD, MS, and MDD.

Akili CEO and co-founder Eddie Martucci will continue to lead Akili’s management team and serve on Akili’s board. Chamath Palihapitiya, Chairman and CEO of SCS, will chair Akili’s board. Akili’s board also includes William (“BJ”) Jones, Jr., Chief Commercial Officer of Biohaven Pharmaceuticals Holding Company Ltd.; Christine Lemke, Co-Chief Executive Officer and Director of Evidation Health, Inc.; Kenneth Ehlert, former Chief Scientific Officer of UnitedHealth Group; Bharatt Chowrira, Ph.D., J.D., president of PureTech Health plc.; and Adam Gazzaley, M.D., Ph.D., Akili co-founder, David Dolby Distinguished Professor of Neurology, Physiology, and Psychiatry and the Founder & Executive Director of Neuroscape at the University of California, San Francisco.

Advisors

Morgan Stanley & Co. LLC (“Morgan Stanley”) and Cowen and Company, LLC (“Cowen”) served as financial advisors to Akili. Morgan Stanley, Credit Suisse, and Cowen served as co-placement agents to SCS with respect to the portion of the PIPE financing raised from non-insider qualified institutional buyers and institutional accredited investors. Morgan Stanley, Credit Suisse, and Cowen did not act as agents or participate in any role with respect to, and did not earn any fees from, the portion of the PIPE financing raised from insiders and individual investors. Credit Suisse and Cowen served as capital markets advisors to Akili. BofA Securities, Inc. served as capital markets advisor to SCS. Goodwin Procter LLP served as legal counsel to Akili. Wachtell, Lipton, Rosen & Katz served as legal counsel to SCS. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to the PIPE placement agents.

EndeavorRx Indication and Overview

EndeavorRx is the first-and-only FDA-cleared treatment delivered through a video game experience. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Our approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

About Social Capital Suvretta Holdings Corp. I

Social Capital Suvretta Holdings Corp. I was led by Chamath Palihapitiya and Kishen Mehta and was a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The company was focused on businesses operating in the biotechnology industry and within the neurology subsector. To learn more about Social Capital Suvretta Holdings, visit https://www.socialcapitalsuvrettaholdings.com/.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding Akili’s expectations for EndeavorRx and digital medicine, the development of its platform and advancement of late-stage pipeline product candidates designed to treat neuropsychiatric diseases, including ASD, MS) and MDD, expectations and timing regarding the commercial launch of EndeavorRx and plans for the potential expansion of EndeavorRx into additional ADHD populations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to (i) the ability of Akili to successfully commercialize EndeavorRx and continue to advance its clinical development pipeline, (ii) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, (iii) the evolution of the markets in which Akili competes, (iv) the ability of Akili to defend its intellectual property and satisfy regulatory requirements, (v) the impact of the COVID-19 pandemic on Akili’s business, (vi) Akili’s expectations regarding its market opportunities, (vii) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Akili operates and (viii) the timing and results expected from Akili and its partners’ clinical trials. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties proxy statement/prospectus filed with the SEC on July 21, 2022, under the heading “Risk Factors,” and other documents that SCS filed or Akili has filed or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Akili assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Akili gives no assurance that it will achieve its expectations.

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Contacts

Akili

Julie DiCarlo

julie@akiliinteractive.com

Social Capital Suvretta

Reze Wong

reze@socialcapital.com

FGS Global

socialcapital@fgsglobal.com